Exhibit 10.1
Execution Version
BRISTOW GROUP INC.
COMMON STOCK PURCHASE AGREEMENT
June 11, 2008

COMMON STOCK PURCHASE AGREEMENT
     This Agreement is entered into effective as of June 11, 2008 by and among BRISTOW GROUP INC., a Delaware corporation (the “Company”), and Caledonia Investments plc (“Purchaser”).
SECTION 1.
AUTHORIZATION AND SALE OF SHARES
          1.1 Authorization. The Company has authorized the sale and issuance of 281,900 shares of its common stock, par value $0.01 per share (the “Common Stock”), at the Closing (as hereinafter defined).
          1.2 Sale of the Shares. Subject to the terms and conditions hereof, the Purchaser will buy from the Company, and the Company will issue and sell to Purchaser, 281,900 shares of Common Stock (the “Shares”) at a purchase price of $46.87 per share.
SECTION 2.
CLOSING DATE; DELIVERY
          2.1 Closing. The closing of the purchase and sale of the Shares hereunder will be held at the offices of Baker Botts L.L.P., 910 Louisiana, Houston Texas, on the first business day immediately following the day on which all of the conditions set forth in Sections 5 and 6 are satisfied (the “Closing”), or at such other time and place upon which the Company and Purchaser mutually agree upon orally or in writing (the date of the Closing is hereinafter referred to as the “Closing Date”).
          2.2 Delivery. At the Closing, the Company will deliver to Purchaser a certificate or certificates, registered in Purchaser’s name representing the Shares, against payment of the purchase price therefor, by wire transfer to the Company in accordance with its instructions.
SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to Purchaser both as of the date hereof and again as of the Closing as follows:
          3.1 Organization and Standing; Subsidiaries; Charter and Bylaws. The Company and each of its Subsidiaries (as hereinafter defined) is a corporation, partnership or limited liability company duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of its Subsidiaries has all requisite corporate, partnership or limited liability company power and authority to own and operate their respective properties and assets, and to carry on their business as presently conducted. The Company and each of its Subsidiaries currently is qualified to do business in each jurisdiction, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, financial condition, operating results or business of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has made available to Purchaser a true, correct and complete copy of the Company’s Certificate of Incorporation, as in full force and effect on the date hereof (the “Charter”), and a true, correct and complete copy of the Company’s Bylaws as in full force and effect on the date hereof (the “Bylaws”).
          3.2 Capitalization. The authorized capital stock of the Company consists of 90,000,000 shares designated as Common Stock and 8,000,000 shares designated as preferred stock, par value $.01 per share (“Preferred Stock”), of which 1,000,000 shares are designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (“Series A Junior Preferred Stock”), and of which 4,600,000 shares are designated as 5.50% Mandatory Convertible Preferred Stock, par value $0.01 per share (“Mandatory Convertible Preferred Stock”). As of March 31, 2008, there were 23,923,685 shares of Common Stock outstanding, 4,600,000 shares of Mandatory Convertible Preferred Stock outstanding and no shares of Series A Junior Preferred Stock outstanding. The Company also intends to issue additional shares of Common Stock in the public offering described in Section 5.11. The outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Each outstanding share of Common Stock carries a stock purchase right issued pursuant to the provisions of the Company’s Rights Agreement as amended to date. Except as described in this Agreement or the SEC Reports (defined below), there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities.
          3.3 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations hereunder has been taken or will have been taken prior to the Closing. The issuance of the Shares does not require approval of the Company’s stockholders pursuant to the New York Stock Exchange Rules currently in effect. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon issuance in accordance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.
          3.4 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.
          3.5 SEC Reports. The Company has previously made available to Purchaser true and complete copies of its (i) Annual Report on Form 10-K for its fiscal year ended March 31, 2008, (ii) Current Report on Form 8-K dated June 6, 2008, (iii) the Registration Statement on Form S-3 dated June 9, 2008, and (iv) any other reports or registration statements filed by the Company with the Securities and Exchange Commission (the “Commission”) since March 31, 2008, except for preliminary material, which are all the documents that the Company was required to file since that date (collectively, the “SEC Reports”). As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates, the SEC Reports, when read together with previously filed SEC Reports, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as updated, corrected or superseded by subsequently filed SEC Reports. Except as may be indicated therein or in the notes thereto, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company for the period indicated. Since March 31, 2008, there has been no change in the assets, liabilities, financial condition, operating results or business of the Company and its Subsidiaries, taken as a whole, from that reflected in the audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports, except as set forth in the SEC Reports and except for changes that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          3.6 No Conflicts. The execution, delivery and performance of this Agreement, including the issuance of the Shares, have not resulted and will not (i) result in any violation of or conflict with, or constitute a default under, the Company’s Charter or Bylaws, (ii) result in any violation of or conflict with, or constitute a material default under, any mortgage, indebtedness, lease, indenture, contract, agreement, license, instrument, judgment, order, decree, statute, law, ordinance, rule or regulation to which the Company or any of its Subsidiaries is party or otherwise subject to (subject to any notices of sale required to be filed with the Commission under Regulation D of the Securities Act, required filings under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor), or (iii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii) or (iii) as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.7 Governmental Consent, New York Stock Exchange, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or the New York Stock Exchange (“NYSE”) on the part of the Company is required in connection with the execution, delivery and performance of this Agreement, except any notices of sale required to be filed with the Commission under Regulation D of the Securities Act, required filings under the HSR Act, required notice under NYSE rules, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.
          3.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary of the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement, or to consummate the transactions contemplated hereby, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that would reasonably be expected to materially adversely affect the Company’s ability to consummate the transaction contemplated hereby.
          3.9 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charge in connection with this Agreement.
SECTION 4.
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Purchaser represents and warrants to the Company both as of the date hereof and again as of the Closing as follows:
          4.1 Experience; Accredited Investor. Purchaser is a sophisticated investor and has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Further, Purchaser recognizes that an investment in the Company is highly speculative and involves significant risks (including those identified in the SEC Reports) including a complete loss of such investment. In addition, Purchaser is a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act and an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has accurately completed the questionnaire attached hereto as Exhibit B. Purchaser (i) has no need for liquidity in the investment in the Shares, (ii) is able to bear the substantial economic risk of an investment in the Shares for an indefinite period and (iii) could afford the complete loss of Purchaser’s investment in the Shares. Purchaser became interested in the private placement of the Shares through its pre-existing relationship with the Company and not through a general solicitation, the filing of the Registration Statement on Form S-3 dated June 9, 2008 or any use thereof.
          4.2 Investment. Purchaser is acquiring the Shares for investment for Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser has not offered or sold any portion of the

Shares to be acquired by it and has no present intention of reselling or otherwise disposing of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance. Purchaser understands that the Shares to be purchased have not been, and will not be, registered under the Securities Act or qualified under applicable blue sky or other state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and the qualification provisions of applicable blue sky and other state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that no Federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In acquiring the Shares, Purchaser is acting on Purchaser’s own behalf and is not acting together with any other person or entity for the purpose of acquiring, holding, voting or disposing of the Shares within the meaning of Section 13(d) of the Exchange Act. If Purchaser is not a natural person, it was not formed solely for purposes of making this investment. Except for Jonathan H. Cartwright and Peter N. Buckley, who currently serve on the Company’s Board of Directors, Purchaser is not, and has not been within the 90 days prior to the Closing Date, an officer, director, employee, agent or affiliate of the Company. Unless Purchaser has otherwise notified the Company in writing, Purchaser is not a broker or dealer of Shares and prior to the Closing Date, Purchaser has been and is the beneficial owner of greater than 5% of the Common Stock. Purchaser has not prior to the date hereof directly or indirectly, through related parties, affiliates or otherwise (a) sold “short” or “short against the box” (as those terms are generally understood) any equity security of the Company; or (b) otherwise engaged in any transaction which involves hedging of its position in, or reducing of its economic exposure to, the Common Stock of the Company.
          4.3 Access to Data. Purchaser has read carefully and understands this Agreement and has consulted with Purchaser’s own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for Purchaser. Purchaser has received a copy of the SEC Reports. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management and has had the opportunity to review the Company’s facilities. Purchaser also has had opportunity to ask questions of officers of the Company. Purchaser’s taking advantage of any such opportunity however, does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of Purchaser to rely thereon. Purchaser has relied solely upon the information provided by the Company in the SEC Reports and this Agreement in making the decision to invest in the Shares.
          4.4 Authorization. Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of Purchaser, Purchaser’s directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser, the purchase of the Shares and the performance of all of Purchaser’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          4.5 Address. The address set forth opposite Purchaser’s name on the Purchaser Address Schedule attached hereto as Exhibit A is true and correct, such address is Purchaser’s resident or principal place of business, and Purchaser has no present intention of changing such residence or principal place of business to any other state or jurisdiction.
          4.6 Litigation, etc. There is no action, suit, proceeding or investigation pending or, to Purchaser’s knowledge, currently threatened against Purchaser that questions the validity of this Agreement or the right of Purchaser to enter into such agreement, or to consummate the transactions contemplated hereby, or that would reasonably be expected to materially adversely affect Purchaser’s ability to consummate the transaction contemplated hereby.
          4.7 Governmental Consent, etc. Except for Purchaser’s application filing under the HSR Act and statements of beneficial ownership that may need to be filed with the Commission, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement.
          4.8 Brokers or Finders. Purchaser has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charge in connection with this Agreement.
SECTION 5.
CONDITIONS TO CLOSING BY THE PURCHASER
     Purchaser’s obligation to purchase the Shares at the Closing is, at the option of Purchaser, subject to the fulfillment of the following conditions:
          5.1 Representations and Warranties Correct. The representations and warranties made by the Company (i) in Sections 3.1 (with respect to the Company), 3.2, 3.3 and 3.4 shall be true and correct in all respects (without regard to materially qualifiers contained therein) as of the Closing Date, with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date, and (ii) in all other representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.
          5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

          5.3 No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.
          5.4 No Law Prohibiting or Restricting Such Sale There shall not be in effect any law, rule or regulation prohibiting or restricting such purchase or requiring any consent or approval of any person prior to such purchase which shall not have been obtained.
          5.5 Compliance Certificate. The Company shall have delivered to Purchaser a certificate executed by the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated the Closing Date, and certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.
          5.6 Proceedings and Documents; Legal Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Purchaser. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby, shall be reasonably approved by Purchaser on advice of counsel.
          5.7 Good Standing Certificate. The Company shall have delivered to Purchaser a certificate dated as of a recent date issued by the Secretary of State of Delaware to the effect that the Company is legally existing and in good standing.
          5.8 Secretary’s Certificate. The Company shall have delivered to Purchaser a certificate executed by the Secretary of the Company dated as of the Closing, certifying as to (i) the directors’ resolutions authorizing the transactions contemplated by this Agreement; (ii) the Charter of the Company; (iii) the Bylaws of the Company; (iv) the incumbency of the Chief Executive Officer and President, Executive Vice President and Chief Financial Officer and Secretary of the Company; and (v) such other matters as the Purchaser may reasonably request.
          5.9 Legal Opinion. Purchaser shall have received an opinion from Baker Botts L.L.P., counsel to the Company, substantially to the effect set forth in Exhibit C.
          5.10 HSR Act. The waiting period applicable to the purchase of the Shares by Purchaser under the HSR Act shall have expired or been terminated.
          5.11 Public Offering. The Company shall have completed its public offering of 4,100,000 shares of Common Stock.
          5.12 NYSE Listing. The Company shall have received approval from the NYSE for the listing of the Shares on the exchange in accordance with Sections 703 and 903 of the NYSE Listed Company Manual.
SECTION 6.
CONDITIONS TO CLOSING BY THE COMPANY
     The Company’s obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

          6.1 Representations. The representations made by Purchaser in Section 4 hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.
          6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with.
          6.3 No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.
          6.4 No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale and issuance or requiring any consent or approval of any person prior to such sale and issuance which shall not have been obtained.
          6.5 HSR Act. The waiting period applicable to the purchase of the Shares by Purchaser under the HSR Act shall have expired or been terminated.
SECTION 7.
RESTRICTIONS ON TRANSFERABILITY OF SHARES;
COMPLIANCE WITH SECURITIES ACT
          7.1 Restrictions on Transferability. Purchaser acknowledges that the Shares are “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act. Purchaser agrees that it has not and will not make any offer, sale or other transfer of the Shares by any means which would not comply with applicable law or this Agreement or which would otherwise impose upon the Company any obligation to satisfy any public filing or registration requirement. Purchaser further agrees that it will not offer, sell or transfer the Shares unless:
(a)	there is then in effect a registration statement under the Securities Act covering such proposed disposition (the “Registration Statement”) and such disposition is made in accordance with the Registration Statement; or

(b)	Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, it shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition is exempt from registration of such shares under the Securities Act or any applicable state, foreign or other securities laws.
Purchaser acknowledges that the Company is under no obligation to aid Purchaser in obtaining any exemption from registration requirements in connection with a proposed disposition.

Purchaser also acknowledges that Purchaser shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith. Purchaser understands and agrees that any disposition of the Shares in violation of this Agreement shall be null and void, and that no transfer of the Shares shall be made by the Company or the transfer agent for the Common Stock upon the Company’s stock transfer books or records unless and until there has been compliance with the terms of this Agreement, the Securities Act, any applicable state and foreign securities law and any other laws. Purchaser agrees that it will not transfer the Shares, other than pursuant to a Registration Statement or in a transaction that complies with Rule 144 of the Securities Act, unless the transferee agrees to be bound by the restrictions on transfer contained herein to the same extent as if it were the original Purchaser.
          7.2 Restrictive Legend. Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.
          Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 7.
SECTION 8.
COVENANTS
          8.1 Fulfillment of Closing Conditions. The Company and Purchaser agree to use their commercially reasonable best efforts to cause the fulfillment of the closing conditions (to the extent, in whole or in part, within each of their direct or indirect control) set forth in Sections 5 and 6 hereof.
          8.2 Confidentiality. For the purposes of this Section 8.2, the term “Confidential Information” means information delivered to Purchaser by or on behalf of the Company or any Subsidiary of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, any information regarding the transactions contemplated hereby provided prior to the Closing Date), provided that such term does not include information that (i) was publicly known or otherwise known to Purchaser prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by Purchaser or any person or entity acting on Purchaser’s behalf, or (iii) otherwise becomes known to Purchaser other than through disclosure by the Company or any Subsidiary of the Company. Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Purchaser in good faith to protect confidential information of third parties delivered to Purchaser, provided that Purchaser may deliver or disclose Confidential Information to (a) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Shares), (b) its financial advisors and other professional advisors who are made aware of the confidential nature of such information, (c) the Commission in connection with any statement of beneficial ownership under Sections 13 or 16 of the Exchange Act, or (d) any other person or entity to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to Purchaser, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which Purchaser is a party. Purchaser agrees to provide the Company with reasonable prior notice of any proposed delivery or disclosure of Confidential Information pursuant to clause (d) of the foregoing sentence and to use commercially reasonable best efforts to cause the person or entity to which such delivery or disclosure is made to agree in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.2. Purchaser hereby acknowledges that Purchaser is aware, and that Purchaser will advise its representatives who have knowledge of Confidential Information, that the United States securities laws prohibit any person who has material, non-public information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and Purchaser agrees to comply and cause its representatives to comply with such laws.
          8.3 Publicity. The Company and Purchaser agree not to issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby unless the prior written consent of the other party hereto has been obtained, which consent shall not be unreasonably withheld; provided however, that either party may make public disclosures if it believes in good faith that such disclosure is required by applicable law (in which case it will use its best efforts to advise Purchaser prior to making such disclosure).
          8.4 Indemnification.
(a)	The Company agrees to indemnify and hold harmless Purchaser from and against any and all losses, claims, damages, demands or other liabilities to which Purchaser may become subject in so far as such losses, claims, damages or liabilities (or actions in respect hereof) relate to or arise out of any breach by the Company of the terms of this Agreement or as a result of any of the representations and warranties of the Company being untrue in any respect. This indemnity shall not, however, apply to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted primarily from Purchaser’s willful breach of this Agreement. The Company agrees to reimburse Purchaser promptly for any expenses (including, without limitation, reasonable counsel’s fees and related charges, settlement costs etc..) reasonably incurred by Purchaser in connection with investigating or defending (including all appeals) any such losses, claims, damages, demands or other liabilities, action or proceeding or in responding to a subpoena or governmental inquiry that arise pursuant to this Section 8.4(a). The indemnification obligations of the Company are in addition to any liability the Company may otherwise have and shall extend, upon the same terms and conditions, to the respective directors, officers, employees and controlling persons of Purchaser. The indemnification obligations of the Company shall survive termination of this Agreement.

(b)	Purchaser agrees to indemnify and hold harmless the Company from and against any and all losses, claims, damages, demands or other liabilities to which the Company may become subject in so far as such losses, claims, damages or liabilities (or actions in respect hereof) relate to or arise out of any breach by Purchaser of the terms of this Agreement or as a result of any of the representations and warranties of Purchaser being untrue in any respect. This indemnity shall not, however, apply to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the Company’s willful breach of this Agreement. Purchaser agrees to reimburse the Company promptly for any expenses (including reasonable counsel’s fees and related charges, settlement cost etc..) reasonably incurred by the Company in connection with investigating or defending (including all appeals) any such losses, claims, damages, demands or other liabilities, action or proceeding or in responding to a subpoena or governmental inquiry that arise pursuant to this Section 8.4(b). The indemnification obligations of Purchaser are in addition to any liability Purchaser may otherwise have and shall extend, upon the same terms and conditions, to the respective directors, officers, employees and controlling persons of the Company. The indemnification obligations of Purchaser shall survive termination of this Agreement.
          8.5 NYSE Listing. The Purchaser shall timely file notice and a subsequent listing application with the NYSE in accordance with Sections 703 and 903 of the NYSE Listed Company Manual to cause the Shares to be listed.
SECTION 9.
MISCELLANEOUS
          9.1 Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Delaware as applied to agreements made and performed in Delaware by residents of the State of Delaware.
          9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the Closing for a period of one year except for those representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 3.4 and the indemnification to be provided pursuant to Section 8.4, which shall survive for the applicable statue of limitations.
          9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
          9.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.
          9.5 Costs and Expenses. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated hereby are consummated.
          9.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient’s normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, or telex or telecopy (as provided above) addressed (i) if to the Purchaser, at such address as Purchaser shall have furnished to the Company in writing or (ii) if to the Company, sent to its principal executive offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to Purchaser.
     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if by telex or telecopy, when received and confirmed in the manner provided above.
          9.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Purchaser of any breach or default under this Agreement, or any waiver on the part of Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.
          9.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.
          9.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.
          9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
          9.11 Construction. Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender or the neuter.
          9.12 Definitions. The following terms shall have the following meanings:
          “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York.
          “FINRA” shall mean Financial Industry Regulatory Authority.
          “Subsidiary” shall mean any corporation or other organization, whether incorporated or unincorporated, of which the Company directly or indirectly owns or controls at least a majority of the capital stock or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which the Company is a general partner.
          9.13 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to this Agreement, any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

          The foregoing agreement is hereby executed as of the date first above written.

BRISTOW GROUP INC.
By:	/s/ Randall A. Stafford
	Name:	Randall A. Stafford
	Title:	Vice President

CALEDONIA INVESTMENTS plc
By:	/s/ J.H. Cartwright
	Name:	J.H. Cartwright
	Title:	Director

EXHIBIT A
PURCHASER ADDRESS SCHEDULE

Purchaser	Address
Caledonia Investments plc	Cayzer House
30 Buckingham Gate
London
SW1E 6NN
UK
Telephone: +44 207 802 8080
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EXHIBIT B
INVESTOR QUESTIONNAIRE
Purchaser Name: Caledonia Investments plc
     A. “ACCREDITED INVESTOR” STATUS
          Purchaser represents and warrants that it comes within each category marked below, and that for any category marked, it has truthfully set forth the factual basis or reason Purchaser comes within that category. The undersigned agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.
☐ (a)	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with its spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

☐ (b)	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and loses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

☐ (c)	The undersigned is a director or executive officer of the Company.

☐ (d)	The undersigned is a bank; a savings and loan association, insurance company, registered investment company; registered business development company; licensed small business investment (“SBIC”); and employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

(describe entity)

☐ (e)	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(describe entity)

☑ (f)	The undersigned is a corporation, partnership, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000;

Caledonia Investment plc is an investment company listed on the London Stock Exchange (symbol: CLDN) and, as at 31 March 2008, the latest date for which audited financial statements are available, as published on 29 May 2008 in the company’s preliminary announcement of its financial results for the financial year ended 31 March 2008, had total balance sheet equity of £1,251.9m (one billion two hundred and fifty one million, nine hundred thousand pounds sterling).

(describe entity)

☐ (g)	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii).

☐ (h)	The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)
                  THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE TO THE COMPANY OF THE FOREGOING REPRESENTATIONS, AND THEY ARE MADE WITH THE INTENTION THAT THE COMPANY WILL RELY ON THEM.

B.	MANNER IN WHICH TITLE TO BE HELD (check one)
1.	☐	Individual Ownership

2.	☐	Community Property

3.	☐	Joint Tenant with Right of Survivorship (both parties must sign)

4.	☐	Partnership

5.	☐	Tenants in Common

6.	☑	Corporation

7.	☐	Trust

8.	☐	Other
C.	FINRA AFFILIATION
          If the Purchaser is a member of the FINRA or an affiliate or associate (within the meaning of the rules of FINRA) of such a member, so indicate below and describe any applicable affiliation or association. If none, so state.
Caledonia Investments plc is not a member of FINRA. The Company does have a 30% interest in Berkshire Capital Securities LLC, which is a member.

          IN WITNESS WHEREOF, the undersigned has executed the Questionnaire on June 11, 2008.

/s/ J.H. Cartwright
J.H. Cartwright
Director (Signature)

Caledonia Investment plc
(Title for Entity)

EXHIBIT C
OPINION
     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
     2. The Company has the requisite corporate power to enter into the Purchase Agreement, to sell and issue the Shares and to carry out and perform its obligations under the terms of the Purchase Agreement. The Purchase Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed by an authorized officer of the Company and delivered by the Company.
     3. The Purchase Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights, and subject to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     4. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights arising under the Certificate of Incorporation and Bylaws of the Company, the Delaware General Corporation Law or, to our knowledge, any other agreements or instrument to which the Company is a party.
     5. The offer, sale and issuance of the Shares are not required to be registered pursuant to the Securities Act or the securities laws of the State of Texas.
     6. The execution and delivery of, and the performance by the Company of its obligations in, the Transaction Documents do not violate, or result in a breach of or cause a default, termination or acceleration under: (a) the Company’s Certificate of Incorporation or Bylaws; or (b) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness filed as an exhibit to the SEC Reports, or (c) any material license, lease, contract or other agreement or instrument to which the Company or its subsidiaries is a party or by which their properties may be bound filed as an exhibit to the SEC Reports, or (d) applicable provisions of the General Corporation Law of the State of Delaware or U.S. federal securities laws; or (e) to our knowledge, any judgment, order, decree or award by which the Company (or any of its assets or properties) is bound of any court, governmental authority or arbitrator.
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     7. Except for filings under Regulation D of the Securities Act of 1933, as amended (the “Act”), and notice filings as may be required under U.S. state securities laws, no consent, approval, order or authorization of, or filing with, any U.S. federal or State of Texas governmental authority on the part of the Company on or before the Closing, which has not been duly obtained or expressly waived, is required in connection with the execution and delivery of, and the performance by the Company of its obligations under the Purchase Agreement.
     We based the opinion set forth in paragraph 5 upon (a) the representations and warranties as to the status of Purchaser as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; (b) the representations and warranties to the effect that Purchaser became interested in the private placement of the Shares through its pre-existing relationship with the Company and not through a general solicitation, the filing of the Registration Statement on Form S-3 dated June 9, 2008 or any use thereof and (c) the facts and circumstances of the private offering of the Shares pursuant to the Purchase Agreement and the registered public offering of Company’s common stock and 3% Convertible Senior Notes due 2038 pursuant to underwriting agreements dated June 11, 2008 by and among the Company, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc.; and (d) our experience in and review of the Securities Act and the rules and regulations promulgated thereunder, “no-action” letters issued by the Staff of the Commission to Black Box, Inc. (publicly available June 26, 1990) and Squadron, Ellenoff, Pleasant & Lehrer (publicly available February 28, 1992) and guidance in Securities Act Release No. 33-8828 as to the need for integration (and thus registration under the Securities Act) of a private placement made contemporaneously with a registered public offering. We have assumed that a court would give effect to the positions taken by the Staff of the Commission in such no-action letters and to the guidance of the Commission in such release, and have no reason to believe that such assumption would not be permitted. The Company has neither sought nor received a no-action letter addressed to it in connection with the offering and sale of the Shares.
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